UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2020

EXPEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.

Seattle, Washington 98119

(Address of principal executive offices) (Zip code)

(206) 481-7200

Registrant's telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Notes

On July 14, 2020, Expedia Group, Inc., a Delaware corporation (the “Company”), completed its previously announced private placement (the “Notes Offering”) of $500 million aggregate principal amount of 3.600% senior unsecured notes due December 2023 (the “2023 Notes”) and $750 million aggregate principal of 4.625% senior unsecured notes due August 2027 (the “2027 Notes,” and together with the 2023 Notes, the “Notes”). The 2023 Notes were issued pursuant to an indenture dated as of July 14, 2020 (the “2023 Notes Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. The 2027 Notes were issued pursuant to an indenture dated as of July 14, 2020 (the “2027 Notes Indenture,” and together with the 2023 Notes Indenture, the “Indentures”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

The Notes were offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The net proceeds from the sale of the Notes, after deducting estimated discounts and commissions and other offering expenses, were approximately $1,238 million. The Company currently expects to use the net proceeds from the sale of the Notes to redeem its outstanding shares of Series A Preferred Stock, par value $0.001 per share, after May 5, 2021, when the redemption premium is scheduled to decrease. Depending on business, liquidity and other trends or conditions, however, the Company may elect to use all or part of the proceeds for other general corporate purposes, which may include repaying, prepaying, redeeming or repurchasing other indebtedness in lieu of or pending such redemption.

The Notes are the Company’s unsecured, unsubordinated obligations and will rank equally in right of payment with each other and with all of the Company’s existing and future unsecured and unsubordinated obligations, including the Company’s existing senior notes. The Notes are fully and unconditionally guaranteed by the subsidiary guarantors, which include each domestic subsidiary of the Company that is a borrower under or guarantees the obligations under the Company’s existing credit agreement. So long as the guarantees are in effect, each subsidiary guarantor’s guarantee will be the unsecured, unsubordinated obligation of such subsidiary guarantor and will rank equally in right of payment with each other and with all of such subsidiary guarantor’s existing and future unsecured and unsubordinated obligations, including such subsidiary guarantor’s guarantees of the Company’s existing senior notes. The Notes pay interest semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020, at a rate of 3.600% per year with respect to the 2023 Notes and on February 1 and August 1 of each year, beginning on February 1, 2021, at a rate of 4.625% per year with respect to the 2027 Notes. The interest rate payable on the Notes is subject to adjustment based on certain ratings events. The 2023 Notes will mature on December 15, 2023. The 2027 Notes will mature on August 1, 2027.

The Company may redeem some or all of the 2023 Notes at any time prior to November 15, 2023 and some or all of the 2027 Notes at any time prior to May 1, 2027, in each case by paying a “make-whole” premium plus accrued and unpaid interest, if any. The Company may redeem some or all of the 2023 Notes on or after November 15, 2023 and some or all of the 2027 Notes on or after May 1, 2027, in each case at par plus accrued and unpaid interest, if any.

The Company is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain change of control triggering events, subject to certain qualifications and exceptions. The Indentures contain certain customary covenants (including covenants limiting the Company’s and the Company’s subsidiaries’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all assets to, another person) and events of default (subject in certain cases to customary exceptions, as well as grace and cure periods). The occurrence of an event of default under the applicable Indenture could result in the acceleration of the Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to each of the Indentures, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreements

On July 14, 2020, the Company and the guarantors of the Notes entered into registration rights agreements with respect to the 2023 Notes and the 2027 Notes (the “Registration Rights Agreements”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers of the Notes. Upon the terms and subject to the conditions of the Registration Rights Agreements, the Company agreed to use commercially reasonable best efforts to (i) file an exchange offer registration statement with respect to an offer to exchange the applicable series of Notes and guarantees for substantially identical Notes and guarantees that are registered under the Securities Act (each, an “Exchange Offer”); (ii) cause the Exchange Offer registration statement to become effective; and (iii) consummate the Exchange Offer or, if required in lieu thereof, file a shelf registration statement and have it declared effective, in each case, within 365 days of issuance of the applicable series of Notes. If the Company fails to satisfy certain of its obligations under either of the Registration Rights Agreements (a “Registration Default”), it will be required to pay additional interest of 0.25% per annum to the holders of the applicable series of Notes until such Registration Default is cured.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement with respect to the 2023 Notes, which is attached hereto as Exhibit 4.3, and the Registration Rights Agreement with respect to the 2027 Notes, which is attached hereto as Exhibit 4.4, which are both incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 14, 2020, among Expedia Group, Inc., the guarantors party thereto and U.S. Bank National Association relating to the 2023 Notes.

4.2	Indenture, dated as of July 14, 2020, among Expedia Group, Inc., the guarantors party thereto and U.S. Bank National Association relating to the 2027 Notes.

4.3	Registration Rights Agreement, dated as of July 14, 2020, by and among Expedia Group, Inc., the guarantors party thereto and J.P. Morgan Securities LLC relating to the 2023 Notes.

4.4	Registration Rights Agreement, dated as of July 14, 2020, by and among Expedia Group, Inc., the guarantors party thereto and J.P. Morgan Securities LLC relating to the 2027 Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary

Dated: July 14, 2020